Exhibit 8.2

[Perkins Coie LLP Letterhead]

December 4, 2015

Rentrak Corporation

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon 97220

Re:    Rentrak Corporation Merger

Ladies and Gentlemen:

We have acted as counsel for Rentrak Corporation, an Oregon corporation (“Rentrak”), in connection with an Agreement and Plan of Merger and Reorganization, dated as of September 29, 2015, by and among comScore, Inc., a Delaware Corporation (“Parent”), Rum Acquisition Corporation, an Oregon corporation and a direct, wholly owned subsidiary of Parent (“MergerCo”), and Rentrak (the “Merger Agreement”), pursuant to which MergerCo will merge with and into Rentrak, with Rentrak surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). This opinion is being delivered in connection with the Registration Statement on Form S-4 relating to the Merger filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (as amended through the date hereof, the “Registration Statement”), to which this opinion appears as an exhibit.

You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Merger Agreement, (ii) the Registration Statement, (iii) an officer’s certificate with respect to each of Rentrak, and Parent and MergerCo (“Tax Certificates”), and (iv) such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the Merger will be effected in accordance with the Merger Agreement, (ii) that the statements and representations concerning the Merger, Rentrak, Parent and MergerCo contained in the Merger Agreement and the Registration Statement, and the statements and representations contained in the Tax Certificates, are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof, (iv) the performance of all covenants contained in the Merger Agreement without waiver or breach of any material provision thereof and (v) that any representation or statement made in

Rentrak Corporation

December 4, 2015

the Merger Agreement or the Tax Certificates with the qualification “to the knowledge of” or “based on the belief of” Rentrak or Parent or MergerCo, or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in, and as of the date of, the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger.”

This opinion addresses only the matters of United States federal income taxation specifically described under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement. This opinion does not address any other United States federal income tax consequences or any state, local or foreign tax consequences of the Merger. This opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there is no assurance that contrary positions may not be asserted by the Internal Revenue Service.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement with respect to the discussion of material United States federal income tax consequences of the Merger. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP